EXHIBIT 10.2

This instrument was prepared by
and after recording return to:
Juan P. Loumiet, Esq.
Greenberg Traurig, P.A.
1221 Brickell Avenue
Miami, Florida  33131

                        MORTGAGE, SECURITY AGREEMENT AND
                     ASSIGNMENT OF LEASES, RENTS AND PROFITS

         THIS MORTGAGE, SECURITY AGREEMENT AND ASSIGNMENT OF RENTS, LEASES AND PROFITS (hereinafter "Mortgage") is made this 19th day of March, 2001 by and between Post, Buckley, Schuh & Jernigan, Inc., a Florida corporation (hereinafter "Borrower"), whose address is 2001 NE 20th Avenue, Miami, Florida 33172, and SUNTRUST BANK, a Georgia banking corporation (hereinafter "Lender", which term includes all successors and assigns, immediate or remote, and all subsequent holders, if any, of the Promissory Note which this Mortgage secures), whose address is 777 Brickell Avenue, Miami, Florida 33131.

         1. Granting of Mortgaged Property. Borrower, for and in consideration of the principal sum specified in the promissory note hereinafter described, received by Borrower from Lender, the receipt and sufficiency of which is hereby acknowledged, hereby mortgages to Lender, its successors and assigns forever, all of Borrower's estate, right, title and interest in, to and under, and grants to Lender a security interest in, any and all of the following described property which is (except where the context otherwise requires) herein collectively called the "Mortgaged Property", whether now owned or held or hereafter acquired, such term also referring to any part or parcel hereof:

                  (a) all of Borrower's fee simple interest in and to the real property legally described in Exhibit "A" attached hereto and by this reference made a part hereof (hereinafter called the "Property"); and

                  (b) all right, title and interest of Borrower, including any after-acquired title or reversion in and to the beds of the ways, streets, avenues and alleys adjoining the Property and in and to any strips, gaps or gores adjoining the Property on all sides thereof; and

                  (c) all of the tenements, hereditament, easements, appurtenances, passages, waters, water rights, water courses, riparian rights and other rights, liberties and privileges thereof now or hereafter appertaining to the Property, including any homestead or other claim at law or in equity, any after-acquired title, franchises, licenses, and any reversions and remainders thereof; and

                  (d) Borrower's interest in all buildings and improvements of every kind and description now or hereafter erected or placed on the Property (the "Improvements"), a portion of which includes the site development work necessary for, and the actual construction of a 90,000 square foot, 3-story office building on the Property, together with the electrical, plumbing and other work necessary for the operation of the foregoing (the "Recent Improvements"); all materials intended for construction, reconstruction, alterations and repairs of the Improvements

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(whether stored or located on-site or stored off-site), all of which materials shall be deemed to be included within the Property hereby conveyed immediately upon the delivery thereof to the Property, all fixtures and articles of personal property now or hereafter owned by Borrower but only to the extent that such articles of personal property are attached to or used in connection with the Property and Improvements (and the lessee's interest in any personal property leased by Borrower, as lessee, from third parties), including, but not limited to, all apparatus, machinery, motors, elevators, fittings, radiators, gas ranges, mechanical refrigerators, awnings, shades, screens, blinds, carpeting and other furnishings, and all plumbing, heating, lighting, cooking, laundry, ventilating, refrigerating, incinerating, air-conditioning, central energy and sprinkler equipment and fixtures and appurtenances thereto; and all renewals or replacements of any of the foregoing, whether or not the same are or shall be attached to the Improvements; except that the foregoing shall not include any trade fixtures, personal property or moveable equipment owned by tenants of Borrower occupying any part of the Property under authorized leases, except to the extent of any interest of Borrower therein by virtue of any leases. All of such personal property is deemed to be real property and a part of the Property. As used herein, the "Project" collectively means the Property and the Recent Improvements. This Mortgage is hereby deemed to be a security agreement as well as a mortgage for the purpose of creating hereby a security interest in the personal property securing the Indebtedness (hereinafter defined in Section 2.1) for the benefit of the Lender; and

                  (e) all the rents, issues, proceeds and profits accruing or to accrue from the Property or arising from the use or enjoyment of all or any portion thereof or from any pertaining thereto; and all right, title and interest of Borrower, as landlord, in and to all leases of the Property now or hereafter existing, including, without limitation, all deposits made thereunder to secure performance by the Borrower's tenants of their obligations thereunder; and

                  (f) all goodwill, trademarks, trade names, option rights, purchase contracts, books and records and general intangibles of Borrower relating to the Property or the Improvements including, without limitation, all rights of Borrower under or with respect to all accounts, contract rights, instruments, chattel paper and other rights of Borrower for payment of money for property sold, rented or lent, for services rendered, for money lent, or advances or deposits made, and any other intangible property of Borrower related to the Property or the Improvements; and

                  (g) all rights, including all copyrights, of Borrower to plans and specifications, designs, drawings and other matters prepared for any construction on or renovation or alteration of the Property and Improvements; and

                  (h) all rights of Borrower under any contracts executed by Borrower as owner with any provider of goods or services for or in connection with any construction undertaken on or services performed or to be performed in connection with the Property and

                  (i) all proceeds (including claims or demands thereto) of the conversion, voluntary or involuntary, of any of the foregoing into cash or liquidated claims, including without limitation all proceeds of insurance (including unearned premiums) and condemnation awards, including interest thereon.

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         2. Security for Promissory Note; Indebtedness.

                  2.1. Indebtedness. This Mortgage secures the payment of (a) the Promissory Note ("Note") from Borrower to Lender, dated this same date, in the amount of $9,000,000.00, as set forth on page 1 hereof, evidencing a Loan in said amount (the "Loan"), calling for monthly payments at the rate of interest stated therein, due and payable in accordance with the terms as set forth in the Note between Borrower and Lender of even date herewith; (b) all indebtedness and obligations arising under the provisions of the Mortgage; (c) all indebtedness and obligations arising pursuant to the Assignment of Rents, Leases and Profits of even date herewith by Borrower in favor of Lender; all indebtedness and obligations arising pursuant to said Note, the terms of same being incorporated herein by reference; any Guaranty Agreement executed as a guaranty of the Note, and any and all other agreements or assignments securing the Note (all of the foregoing collectively being the "Loan Documents"); (d) all indebtedness and obligations arising pursuant to any instrument evidencing the advance of additional sums at Lender's sole option, by Lender to Borrower; (e) any and all renewals or extensions of any such item of indebtedness or obligation or any part thereof; (f) any future advances which may be made by Lender to Borrower, whether made to protect the security or otherwise, and whether or not evidenced by additional promissory notes or other evidences of indebtedness (but nothing in this Mortgage shall be interpreted to require Lender to make any future advances); (g) all current or future obligations of Borrower to Lender arising from or growing out of any existing or future interest rate swap transaction and agreement (or other similar transaction or agreement) between Borrower and Lender or any affiliate of Lender (and this Mortgage shall be deemed a "Credit Support Document" as defined in any such agreement); (h) any sums advanced as a result of the draw down upon any letters of credit issued by Lender at the request of Borrower; and (i) all interest due on all of the same (all of the above are hereinafter collectively the "Indebtedness", which term shall also include any part or portion thereof). Nothing in this Mortgage shall be construed to obligate Lender to make any renewals or additional loans or advances or to issue any letters of credit.

                  2.2. Future Advances. It is further covenanted and agreed by the parties hereto that this Mortgage also secures the payment of and includes all future, or further advances as may be made by the Lender herein or its successors or assigns to and for the benefit of the Borrower, its heirs, personal representatives or assigns, within twenty (20) years from the date hereof, or within such lesser period of time as may be provided hereafter by law as a prerequisite for the sufficiency of actual notice or record notice of the optional future or additional advances as against the rights of creditors or subsequent purchasers for valuable consideration. Specifically and not by way of limitation of the foregoing, the Borrower authorizes the Lender to, and any future advances under the provisions of this paragraph shall, include any and all payments, whether of principal, interest or otherwise, which may be made by the Lender under any future mortgage or liens to which the Lender subordinates the lien and payment of the Note and Mortgage. The total amount of indebtedness secured by this Mortgage may decrease or increase from time to time, but the total unpaid balance so secured at any one time shall not exceed two (2) times the original principal balance under the Note plus interest thereon and any and all disbursements made for the payment of taxes, levies or insurance on the property covered by the lien of this Mortgage with interest on such disbursements at the rates specified in the Note referred to in this Mortgage. Such further or future advances shall be wholly optional with the Lender and the same shall bear interest at the same rate as specified in the Note referred to herein, unless and until said interest rate shall be modified by subsequent agreement. Any such future or further advances which may be made by the Lender or its successors or assigns in

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accordance with this paragraph shall be secured by this Mortgage to the same extent as if such future or further advances were made on the date of the execution hereof, irrespective of whether the Note and Mortgage are in default or whether the Note is past maturity and is due and payable in its entirety.

         3. Warranty of Title. Borrower warrants to Lender good, marketable and insurable fee simple title to the Mortgaged Property and warrants and agrees that the same is free from all encumbrances and liens created by Borrower whatsoever, except for those certain permitted encumbrances as described in that certain mortgagee policy of title insurance delivered by Borrower to Lender in connection herewith in form approved by Lender; that Borrower has good and legal right, power and authority to so mortgage the Mortgaged Property to Lender; that Borrower and its successors in interest will forever warrant and defend the title of the Mortgaged Property as represented above and the estate and priority of this Mortgage against the lawful claims and demands of all persons whomsoever; and that Borrower will execute, acknowledge and deliver all and every such further assurances to the Lender of the title to all the Mortgaged Property. All of these covenants shall run with the land.

         4. Payment of the Note and Indebtedness. Borrower agrees to pay promptly the principal of and all interest on the Note and other Indebtedness at the times and in the manner provided in the Note and the other Loan Documents, all without any deductions or credits for taxes or other similar charges imposed upon Borrower or for any claim, set off or offset by Borrower against Lender.

         5. Maintenance and Repairs: Compliance with Laws.

                  5.1. Borrower shall (a) not permit, commit or suffer to exist any waste, impairment or deterioration of the Mortgaged Property (except normal wear and tear in the ordinary course of business); (b) keep and maintain the Mortgaged Property and every part thereof and the fixtures, machinery and appurtenances in good working condition; (c) effect such repairs and make all needed and proper replacements so that the Improvements, fixtures, equipment, goods, machinery and appurtenances will at all times be in good working condition, fit and proper for the respective purposes for which they were originally erected or installed; (d) make such repairs as Lender may reasonably require so that the Mortgaged Property is in good working condition; (e) fully comply with all statutes, laws, ordinances, regulations, requirements, orders or decrees relating to the Mortgaged Property enacted or imposed by any federal, state or municipal authority, including courts and administrative agencies of competent jurisdiction; (f) observe and fully comply with all conditions and requirements necessary to preserve and extend any and all rights, licenses, permits (including, but not limited to, zoning variances, special exceptions and nonconforming uses), privileges, franchises and concessions which are applicable to the Mortgaged Property or which have been granted to or contracted for by Borrower in connection with any existing or presently contemplated use of the Mortgaged Property; and (g) permit Lender or its agents, at all reasonable times, to enter upon and inspect the Mortgaged Property, subject to the reasonable rights of tenants, as stated in their leases as approved by Lender. No work shall be undertaken by Borrower in excess of $500,000 without having all plans and specifications prepared by a licensed architect satisfactory to Lender, and then submitted to Lender for written approval.

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

                  5.2. Lender shall have the right, at any time and from time to time, to engage an independent party to determine whether the Mortgaged Property is being maintained so that it is in good working condition. If the maintenance is determined to be below this standard, such party shall determine the estimated cost of such repairs and replacements as are necessary to place the Mortgaged Property in good working condition, and Borrower shall promptly perform the repairs and replacements, at Borrower's sole expense. Borrower acknowledges that upon such a determination the security of this Mortgage will be impaired to the extent of the estimated cost of such repairs and replacements. In such event, Borrower shall also reimburse Lender for the reasonable cost of such inspection, and the same shall be a part of the Indebtedness secured hereby.

         6. Taxes. Borrower agrees to:

                  (a) pay, before delinquency and before any penalty for nonpayment attaches thereto, all taxes, assessments, water rates, sewer rentals and other governmental, municipal or public dues, charges, fines or impositions which are or may be levied against the Mortgaged Property or any part thereof; to deliver to Lender, at least thirty (30) days before delinquency, receipted bills evidencing payment thereof; or to pay in full, under protest and in the manner provided by statute, any tax, assessment, rate, rental, charge, fine or imposition which Borrower may desire to contest; and

                  (b) if the State of Florida enacts any law imposing in any manner a tax upon this Mortgage, Borrower shall immediately pay the Indebtedness in full, except that this provision will not apply in the event Borrower lawfully pays in full any such tax; and

                  (c) keep the Mortgaged Property free from statutory liens of every kind.

         In the event of a default by Borrower under the terms of this Section 6, Lender shall have the right, but not the obligation, to advance funds necessary to pay in full such taxes or charges as a future advance hereunder, to be secured by this Mortgage and immediately due and payable, together with interest at the Default Rate in the Note.

         7. Insurance.

                  7.1. Borrower agrees to keep the Improvements, fixtures, equipment and all tangible personal property on the Property, insured against loss, damage and abatement of rental income resulting from fire and such other hazards, casualties and contingencies (including, but not limited to, vandalism, malicious mischief and so-called "all risk" coverage) in such amounts and with such limits as may be required by Lender, with Lender named as an additional insured, mortgagee, and loss payee thereunder. Borrower further agrees to continuously maintain the following described policies of insurance:

                  (a) Casualty insurance against loss and damage by all risks of physical loss or damage, including without limitation fire, windstorm, lightening, rising and wind-driven water (including without limitation hurricanes), sinkhole, explosion, collapse, riot, riot attending a strike, civil commotion, flood, smoke, war risks (when and if war risk coverage is available), and all other risks covered by the so-called "Extended Coverage" endorsement together with

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vandalism and "malicious mischief" and "sprinkler leakage" endorsements, and by the so-called "all perils" endorsement, together with such other risks as Lender may reasonably require; and

                  (b) Comprehensive general public liability and indemnity insurance against bodily injury and property damage in any way arising in connection with the Mortgaged Property and product liability (with personal injury endorsement), and automobile liability and contractual liability, with such limits as the Lender may reasonably require but in any event not less than $10,000,000.00; and

                  (c) Employer's liability insurance and worker's compensation insurance; and

                  (d) In the event that Borrower leases to one or more unrelated third parties any portion of the Improvements which equals or exceeds thirty-three percent (33%) of the gross square footage of the Improvements, Rent and rent value insurance in amount sufficient to pay during any period of up to one (1) year in which the improvements constituting the Mortgaged Property may be damaged or destroyed (i) all projected annual rents derived from the Mortgaged Property, and (ii) all other amounts (including, but not limited to, all taxes, assessments, utility charges, operating expenses and insurance premiums) required herein to be paid by Borrower or by tenants of the Mortgaged Property; and

                  (e) Broad form boiler and machinery insurance on all equipment and objects customarily covered by such insurance (if any thereof are located at the Mortgaged Property), providing for full repair and replacement cost coverage, and other insurance of the type and in the amounts as Lender may reasonably require, but in any event not less than that customarily carried by persons owning or operating like property; and

                  (f) During the making of any alterations or improvements to the Mortgaged Property permitted by Lender (i) insurance covering claims based on the owner's contingent liability not covered by the insurance covered in subsection (b) above, and (ii) worker's compensation insurance covering all persons engaged in making such alteration or improvements; and

                  (g) Flood Insurance in an amount equal to 100% of the highest insurable value of the Improvements on a replacement cost basis or the maximum amount of coverage available through the Federal Insurance Administration ("FIA"), since the FIA has designated the Mortgaged Property to be in a special flood hazard area and designated the community in which the Mortgaged Property is located eligible for sale of subsidized insurance; and

                  (h) In addition to the foregoing, builder's risk insurance with extended coverage shall be maintained during any period of construction, repair or replacement of the Improvements, insuring the Improvements against all casualties on a progressively insured basis for not less than one hundred percent (100%) of the replacement cost of the Improvements for the benefit of Borrower, Lender, the contractor and all subcontractors as their respective interests may appear, on a completed value form with an installation floater covering materials and supplies in transit to the land. During such construction, repair or replacement, Borrower shall require Borrower's contractors to maintain (or, if Borrower acts as the contractor, then Borrower shall maintain) worker's compensation insurance in the amounts required by law and adequate contractor's general comprehensive liability insurance (including automobile liability coverage)

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

which shall name the subcontractors as insureds and shall include supplemental endorsements, a completed operations endorsement and personal injuries and broad form property damage endorsements.

                  (i) Such other insurance of the types and in amounts as Lender may reasonably require, so long as such insurance is commercially reasonable for comparable properties in the area in which the Mortgaged Property is located.

                  Borrower will pay promptly when due any premiums on such insurance. All such insurance shall be carried with companies approved by Lender and lawfully operating in the State of Florida. The certificates of insurance (written on Accord form #27) and renewals shall be deposited with and held by Lender, shall evidence full payment of the premiums therefor, shall name Lender as loss payee or additional insured (as its interest may appear) and the policies shall have attached thereto (i) in the case of casualty policies, a standard "New York," "Union," or non-contributory mortgage clause (providing in substance that Lender is an insured under a separate insurance contract and that defenses of the insurer against Borrower are inapplicable to Lender); (ii) an agreed amount endorsement; (iii) a replacement cost endorsement (and all casualty policies shall be not less than the amount of the Note and not less than the full insurable value of the Mortgaged Property on a replacement cost basis, with a "stipulated value" or "stated value" endorsement providing for automatic increases in policy value to cover cost increases due to inflation); and (iv) an inflation guard endorsement all in form acceptable to Lender. The policies shall include an endorsement waiving any suspension of coverage in the event the Improvements shall be or become vacant or unoccupied. Borrower shall not carry separate insurance, concurrent in kind or form and contributing in the event of loss with any insurance required hereunder, unless Lender is included as a mortgagee thereunder pursuant to the type of clause described in clause (i) above. All policies shall provide for at least thirty (30) days advance written notice to Lender prior to any cancellation, non-renewal or material modification thereof. Any deductible clauses shall be subject to the Lender's prior written approval, which approval shall not be unreasonably withheld.

                  7.2. In the event of a change in ownership of or occupancy of the Mortgaged Property (except for changes in tenant occupancy in the ordinary course of business, as approved by Lender), Borrower shall immediately deliver notice by mail to all insurers.

                  7.3. The Lender is hereby authorized and empowered, at its option, to adjust or compromise any claim against the Borrower under any insurance policies on the Mortgaged Property. Borrower shall promptly notify Lender of any claim asserted against Borrower on account of any injury or claimed injury to persons or property arising from the Borrower's ownership or development of the Mortgaged Property and shall deliver to Lender the original or true copy of each summons or other process, pleading or notice issued in any suit or other proceeding to assert or enforce any such claim, suit or other proceeding promptly after Borrower is served with the same.

                  The Borrower hereby appoints the Lender agent and attorney-in-fact to collect and receive insurance proceeds, and to deduct therefrom Lender's expenses incurred in the collection of such proceeds; provided, however, that nothing contained in this paragraph shall require Lender to incur any expense or take any action hereunder. In the event any losses shall be payable on any insurance policies on the Mortgaged Property, the Borrower hereby appoints

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the Lender agent and attorney-in-fact to endorse such proceeds, checks or drafts for the purpose, at the sole option of the Lender, of (a) applying them in payment of the Indebtedness secured by this Mortgage, whether or not then due;
or (b) holding the balance of such proceeds to be used to reimburse Borrower for the cost of reconstruction or repair of the Mortgaged Property, provided that no Event of Default shall have occurred and be continuing under the Note or this Mortgage, and the Borrower shall be required to restore the Mortgaged Property to the equivalent of its original condition and use as same exist on the date of this Mortgage, or to such other condition and use as Lender may approve in writing.

                  7.4. In the event Lender elects to allow insurance proceeds to be disbursed for restoration of the Improvements (or such disbursement is required under the last sentence of Section 7.3. above), the insurance proceeds shall be paid to Lender for Lender to hold and disburse in accordance with this Section. Borrower shall provide Lender with a good faith estimate by a third party approved by Lender of the costs of completing the work. If the estimated cost of completing the work exceeds the amount of insurance proceeds, then Borrower shall deposit with Lender additional funds from Borrower or other sources which shall be sufficient to make up the difference. The insurance proceeds shall be disbursed by Lender from time to time upon the Lender being furnished with (a) satisfactory evidence that the insurance proceeds, together with any additional funds which may be provided by Borrower, continue to constitute sufficient amounts to fully pay the estimated costs of completion of such work; and (b) such architect's certificates, waivers of lien, contractor's sworn statements and such other evidences of costs and of payment as the Lender may reasonably require and approve. Lender may, in any event, require that all plans and specifications for such restoration, repair, replacement and rebuilding be submitted to and approved by the Lender prior to commencement of work. No payment made prior to the final completion of the work shall exceed ninety (90%) percent of the cost of the work performed. Funds other than proceeds of insurance shall be disbursed prior to disbursement of insurance proceeds. Any insurance proceeds and other funds paid over to the Lender to be applied to the work may, at Lender's sole option, be invested for the account of the Borrower in an interest bearing account as may be mutually satisfactory to both Lender and Borrower, and the interest earned on such account or instrument shall be held in such account and applied in the same manner as the principal.

                  7.5. In the event of a foreclosure of this Mortgage or other transfer of title to the Mortgaged Property extinguishing the Indebtedness or the lien to this Mortgage, all right, title and interest of Borrower in and to any insurance policies then in force shall pass to and are hereby assigned by Borrower to the purchaser or grantee.

         8. Alterations, Removal and Demolition. No Improvements shall be materially altered, removed or demolished, and no fixtures, equipment or appliances on, in or about the Improvements shall be severed, removed sold, or mortgaged in any manner which materially alters the value or use of the Improvements, without the prior written consent of Lender. In the event all or any part of the fixtures, appliances equipment or other goods are demolished or destroyed, Borrower shall promptly replace the same with similar fixtures and appliances at least equal in quality and condition to those replaced, free from any security interest in or any encumbrance thereon or reservation of title thereto (however, if any such items were originally leased or encumbered, the replacements may be so leased or encumbered).

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         9. Mechanics Lien.

                  9.1. Borrower will keep the Mortgaged Property free from any mechanic's liens, other statutory liens or claims, and any other claims of all persons supplying labor or materials which enter into the construction, alteration, repair or replacement of any and all Improvements.

                  9.2. Notwithstanding the above provisions, Borrower shall have the right to contest at its sole expense any such lien or claim of any person supplying such labor or materials, in accordance with the provisions of Chapter 713, Florida Statutes. However, within ten (10) days after the filing of any mechanic's lien or other statutory claim which Borrower may desire to contest, Borrower shall, at Lender's sole option, furnish Lender with cash, a bond (in statutory form or such other form as Lender may find satisfactory), an irrevocable unconditional letter of credit approved by and in favor of Lender, or other security as Lender may find satisfactory, in an amount equal to one and one half (l l/2) times the amount of such lien. Lender may also require an endorsement to its mortgagee policy or title insurance insuring over such lien. Any such contest shall not otherwise create or result in a failure on the part of Borrower to comply with the terms, provisions and conditions hereof.

                  9.3. Borrower shall in any event, including under the circumstances described in the above subsection, pay in full any such mechanic's lien or other statutory lien or claim prior to any foreclosure of the same or other event which would jeopardize Borrower's title to the Mortgaged Property or the lien of this Mortgage.

         10. Documentary Stamps, Intangible Taxes, and Other Taxes.

         If at any time the State of Florida shall determine that the intangible tax paid in connection with this Mortgage, is insufficient or that the documentary stamps affixed to this Mortgage are insufficient, and that additional intangible tax should be paid or that additional stamps should be affixed, Borrower shall pay for such stamps and taxes, together with any interest or penalties imposed in connection with such determination, and Borrower indemnifies and holds the Lender harmless from such obligations. If any such sums shall be advanced by the Lender, they shall be evidenced, shall bear interest, and shall be paid and shall be secured as provided in Section 14.

         If at any time the United States government, or any other governmental authority, requires internal revenue or other documentary stamps hereon on the Note or any of the other Loan Documents, or requires payment of an interest equalization tax upon all or any part of the Indebtedness, then the Indebtedness shall be and become due and payable at the election of Lender ninety (90) days after Lender mails a notice of such election to Borrower. However, Lender shall have no such election and the Note and this Mortgage shall remain in effect if Borrower lawfully pays for such stamps or such tax and does in fact pay such tax when the same is due and payable. Borrower further agrees to deliver to Lender, at any time upon written demand, evidence of citizenship and such other evidence as may be required by any government agency having jurisdiction, in order to determine whether the obligation secured hereby is subject to or exempt from any such tax.

         11. Indemnification of Lender Against Costs. Borrower agrees to save Lender harmless from all costs and expenses, including, without limitation, reasonable attorneys' fees, receiver's fees, trustee's fees, and expenses and all costs of a title search and preparation of a

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survey, incurred by reason of any action, suit, proceeding, hearing, motion or application before any court or administrative body (including an action to foreclose or to collect the Indebtedness) in and to which Lender may be or become a party by reason of this Mortgage, including but not limited to condemnation, bankruptcy, probate and administration proceedings, as well as any other of the foregoing in which a proof of claim is by law required to be filed or in which it becomes necessary to defend or uphold the terms of this Mortgage. All funds paid or expended by Lender in that regard, together with interest thereon from date of such payment at the rate set forth in the Note, shall be a part of the Indebtedness and shall upon notice to Borrower be immediately due and payable by Borrower to the Lender. Any amounts not paid within ten (10) days after a statement therefor has been sent to Borrower, shall earn interest at the Default Rate stated in the Note, until the same is paid.

         12. Eminent Domain.

                  12.1. All compensation, proceeds and awards paid to or received by Borrower in any taking by eminent domain or conveyance in lieu thereof that may affect all or any part of or interest in the Mortgaged Property (whether permanently or temporarily), including severance and consequential damages and damages from a change in the grade of any street, are hereby assigned to Lender subject to the terms hereof. Borrower hereby appoints Lender as its attorney-in-fact, coupled with an interest, to collect and receive the proceeds thereof and to give proper receipts therefor. Borrower authorizes and empowers Lender, as such attorney-in-fact, at Lender's option, on behalf of Borrower (notwithstanding the fact that the Indebtedness may not then be due and payable or that the Indebtedness is otherwise adequately secured), to adjust or join with Borrower in adjusting or compromising the claim for any such compensation, proceeds or awards. After deducting all costs of collection, such compensation, proceeds and awards shall be applied, at the option of Lender, as follows: (a) as a credit upon any portion of the Indebtedness, as selected by Lender; or (b) to restoring the Improvements, provided that no Event of Default has occurred and the Mortgaged Property can be restored to a condition and use acceptable to Lender in its sole discretion.

                  12.2. In the event Lender elects not to apply such compensation, proceeds or awards to the Indebtedness (or such application is not permitted under the last sentence of Section 12.1 above), Lender shall release any such amounts in the same manner and under the same conditions as are specified in Section 7.4 above for the disbursement of insurance proceeds received in the event of casualty loss to the Mortgaged Property.

                  12.3. Borrower agrees to give Lender immediate notice of the actual or threatened commencement of any such eminent domain proceeding, and agrees to promptly send to Lender copies of any and all papers served or received by Borrower in connection with any such proceedings. Borrower also agrees to make, execute and deliver to Lender at any time or times, upon request, free, clear and discharged of any encumbrance of any kind whatsoever, any and all further assignments and/or other instruments which are deemed necessary by Lender for the purpose of validly and sufficiently assigning to Lender all such compensation, proceeds and awards to Lender.

         13. Estoppel Statements. Within fifteen (15) days after written request from the other party, Borrower and Lender agree to furnish to the other, or to any third parties identified in the request, an estoppel statement, duly acknowledged, of the amount of the indebtedness and, if so requested, the nature thereof.

         14. Advances by Lender to Protect Security.

                  14.1. Upon default by Borrower in performance of any of the terms, covenants or conditions in this Mortgage, or upon a default of any party obligated under the Note or other Loan Documents in the performance of any terms, covenants or conditions in such documents, Lender may, at its option and whether or not it elects to declare the Indebtedness due and payable, pay such amounts and take such actions as Lender may deem necessary or appropriate to cure the default or protect the value of the security for the Note. Lender may take such actions and make such payments without the same being a waiver of any other remedy. In connection with any such advance, Lender, at its option, may and is hereby authorized to obtain a report of title prepared by a title insurance company, the cost of which shall be paid by Borrower upon demand. Any amounts so paid by Lender, all costs incurred by Lender under the authorizations contained in this Section, and any other costs, charges or expenses incurred by Lender in the protection of the Mortgaged Property, with interest at the Default Rate stated in the Note, shall be immediately payable by Borrower to Lender upon notice, and shall be additional Indebtedness, and any amounts so advanced shall be a future advance hereunder, secured by this Mortgage.

                  14.2. In making any payment authorized above relating to taxes, assessments, water rates, sewer rentals and other governmental or municipal charges, fines, impositions or liens, Lender may rely upon any bill, statement or estimate procured from the appropriate public officer without inquiry into the accuracy of the bill, statement or estimate, and without inquiring into the validity of any tax, assessment, sale, forfeiture, tax lien or title or claim thereof. Lender, in making such a payment relating to any apparent or threatened adverse title, lien, statement of lien, encumbrance, claim or charge, shall be the sole judge of the legality or validity of same.

         15. Further Encumbrances.

                  15.1. Borrower shall not grant any other lien, mortgage or security interest encumbering the Mortgaged Property, nor make any further assignment of the leases and rentals of the Mortgaged Property, without the prior written consent of the Lender, which the Lender may grant or withhold in its sole discretion; any such unpermitted lien or mortgage or assignment or security interest shall entitle the Lender to accelerate the maturity of the Note and foreclose this Mortgage. Any such other lien or mortgage or assignment of security interest shall be junior to this Mortgage and to all permitted tenancies now or at any time in the future affecting the Mortgaged Property and shall be subject to all renewals, extensions, modifications, releases, interest rate increases, future advances, changes or exchanges permitted by this Mortgage, all without the joinder or consent of such junior lien holder or the mortgagee or assignee or security holder and without any obligation on the Lender's part to give notice of any kind to any of them.

                  15.2. Borrower shall maintain in good standing any other mortgage or encumbrance to secure debt affecting any part of the Mortgaged Property from time to time and shall not commit or permit or suffer to occur any default under such mortgages or encumbrances, nor shall Borrower accept any future advance under or modify the terms of any such mortgage or encumbrance which may then be superior to the lien of this Mortgage.

                  15.3. Notwithstanding anything to the contrary in the Note, this Mortgage, or any other Loan Document, if a default should occur under any other lien, claim or other encumbrance against the Mortgaged Property, whether such lien, claim or other encumbrance is alleged to be superior or inferior to the lien of this Mortgage, the Lender may immediately, declare this Mortgage and the debt secured by it to be due and payable and may, at its option, without notice, proceed to foreclose this Mortgage and any other Loan Documents.

         16. Subrogation. The Lender is hereby subrogated (a) to the lien(s) of each and every mortgage, lien or other encumbrance on the Mortgaged Property which is fully or partially paid or satisfied out of the proceeds of the Loan, and (b) to the rights of the owner(s) and holder(s) of any such mortgage, lien or other encumbrance. The respective rights under and priorities of all such mortgages, liens or other encumbrances shall be preserved and shall pass to and be held by the Lender as security for the Loan, to the same extent as if they had been duly assigned by separate instrument of assignment and notwithstanding that the same may have been canceled and satisfied of record.

         17. Partial Releases by Lender.

         Lender, without notice to Borrower, without regard to the consideration, if any, paid therefor, and notwithstanding the existence at that time of any inferior mortgages, deeds of trust or other liens on the Mortgaged Property, may release any part of the Mortgaged Property or other security described in the Loan Documents and may release any person liable for any Indebtedness without in any way affecting the priority of this Mortgage, to the full extent of the remaining Indebtedness, on the remainder of the Mortgaged Property. Lender may also agree with any party obligated for the Indebtedness or having any interest in the Mortgaged Property or other security for the Indebtedness to extend the time for payment of any part or all of the Indebtedness or to modify the terms for the payment thereof, or take additional security for the payment of the Indebtedness. No such action or agreement will release or impair the lien or effect of this Mortgage or bar Lender from exercising any right, power or privilege granted in this Mortgage or in any of the other Loan Documents, in the event of any default or any subsequent default.

         18. Usury. Nothing contained in this Mortgage or the other Loan Documents shall be construed or shall so operate either presently or prospectively to (a) require Borrower to pay interest at a rate greater than the rate which is now or hereafter lawful for transactions of this kind in the State of Florida, or (b) require Borrower to make any payment or do any act contrary to law. If the interest rate exceeds any applicable law relating to interest, then this Mortgage and the Loan Documents shall be interpreted and construed to require payment of interest only to the extent of such maximum lawful rate, not to exceed the rate set forth in the Note or in this Mortgage, where applicable. Any and all sums received by the Lender in excess of those lawfully collectible as interest shall be applied against the principal of the Loan immediately upon the Lender's receipt of the sums, with the same force and effect as though the payor had specifically designated such extra sums to be so applied to principal and Lender had agreed to accept such extra payment(s) as prepayments.

         19. Actions and Proceedings. Lender shall have the right (but not the obligation) to appear in and defend any proceedings or action with respect to the Mortgaged Property, and to bring any action or proceedings respecting the Mortgaged Property as Lender deems advisable, either in its own name or in the name of and on behalf of Borrower, all at Borrower's expense.

         20. Sale of Mortgaged Property, Transfer of Property, Transfer of Interest in Borrower.

                  20.1. Borrower understands that Lender, in making the loan evidenced by the Note, is relying to a material extent upon the business expertise and net worth of Borrower and its partners, joint venturers, beneficiaries or stockholders (where applicable), and upon its and their continuing interest in the Mortgaged Property and in the entity which is the Borrower. Accordingly, neither Borrower nor the partners or joint venturers in Borrower (if Borrower is partnership or joint venture), or the beneficiaries of Borrower (if Borrower is a trust), or the stockholders in Borrower (if Borrower is a corporation) shall, without Lender's prior written consent (which Lender may withhold in its sole and unfettered discretion), either directly or indirectly, voluntarily or involuntarily:

                  (a) sell, assign, transfer, convey or dispose of the Mortgaged Property, by installment sale contract or otherwise, or any part thereof. However, in the event of a sale of the entire Mortgaged Property by Borrower to a third party, the Lender may, in its sole and absolute discretion, permit such third party to assume this Mortgage provided that the reputation, skill and creditworthiness of said third party is acceptable to Lender, in such Lender's sole and absolute discretion. In the event of such assumption, the Borrower shall not be released from its liability under the Note and the Loan documents and The PBSJ Corporation, a Florida corporation ("the Guarantor") shall likewise not be released from its liability and shall continue to be liable under the Guaranty Agreement executed of even date herewith.

                  (b) sell, assign, transfer, convey or dispose of any general partnership interest in Borrower or its general partners, if any (if a partnership), any joint venture interest in Borrower, or its general partners, if any (if a joint venture), any majority or controlling beneficial interest in Borrower or its general partners, if any (if a trust), or any majority or controlling voting interest or interests in any class of stock of Borrower or its general partners, if any (if a corporation), whether by a transfer of existing stock or issuance of new stock;

                  (c) leases to one or more unrelated third parties any portion of the Improvements which equals or exceeds thirty-three percent (33%) of the gross square footage of the Improvements, or lease the Mortgaged Property (whether or not in the ordinary course of business) with an option to purchase;

                  (d) allow or permit a sale, assignment, transfer, conveyance or disposition by devise or descent or by operation of law of any interest or estate in the Mortgaged Property or any general partnership interest, joint venture interest, shareholder interest or majority beneficial interest in Borrower (as such terms may be applicable to partnerships, joint ventures and trusts);

                  (e) further encumber the Mortgaged Property, voluntarily or involuntarily, or by operation of law, or allow to exist against the Mortgaged Property any lien, mortgage, deed of trust, or other financial encumbrance; or

                  (f) create or allow the creation of any lien or security interest on any of the Mortgaged Property.

                  20.2. Any action described in the above subsection shall be an Event of Default hereunder (as hereafter defined in Section 27), for which Lender will be entitled to its remedies for default, as provided herein. The word "Mortgaged Property" as used herein shall have the full meaning earlier given, and specifically shall include any parts or portions of the Mortgaged Property.

                  20.3. Whether or not Lender's consent has been obtained, Borrower shall give immediate written notice to Lender of any conveyance, transfer or change of ownership of the Mortgaged Property or of any interest as described in this Section 20.

         21. Notices. Any notice required or permitted to be given hereunder must be in writing and given (a) by depositing same in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested; (b) by delivering the same in person to such party; (c) by transmitting a facsimile copy to the correct facsimile phone number of the intended recipient; or (d) by depositing the same into the custody of a national overnight commercial delivery service addressed to the party to be notified. In the event of mailing, notices shall be deemed effective three (3) days after posting; in the event of overnight delivery, notices shall be deemed effective on the next business day following deposit with the delivery service; in the event of personal service or facsimile transmission, notices shall be deemed effective when received, except if facsimile transmission is used, then a duplicate original must also be sent out by overnight courier service for next-day delivery. As used herein, "business day" shall mean any day during which Lender is open for business. For the purpose of notice, the addresses of the parties shall be the addresses set forth in the introductory paragraph of this Mortgage.

         From time to time either party may designate another or additional addresses for all purposes of this Mortgage by giving the other party no less than ten (10) days' advance notice of such change of address in accordance with the notice provisions hereof.

         22. Assignment of Leases, Rents and Profits.

                  22.1. Borrower hereby unconditionally grant to Lender a lien against the leases, rents and profits and does hereby further assign, transfer and set over to Lender, all right, title and interest of Borrower in and to all leases, and all rents, income, receipts, revenues, issues and profits from or due or arising out of the Mortgaged Property. This assignment is also evidenced by a separate document entitled Assignment of Rents, Leases and Profits, of even date herewith, executed by Borrower and recorded simultaneously herewith, which constitutes one of the Loan Documents. All of the terms, covenants and conditions of the Assignment of Rents, Leases and Profits, all of the defined terms as used therein, and all amendments and supplements to such Assignment, are hereby expressly incorporated herein by this reference and made a part hereof as though fully set forth.

                  22.2. In addition to observing the covenants of Borrower in the Assignment of Rents, Leases and Profits, Borrower (a) will not execute any further assignment of any of its right, title or interest in the Leases, Rents, Contracts and Profits; (b) will enforce the performance and observance of the covenants and obligations of the tenants under the Leases;
(c) will not, except where Borrower is the landlord and the tenant is in default thereunder, terminate or consent to the cancellation or surrender of any Lease of office or retail space, now existing or hereafter to be made (except that any such Lease may be canceled if simultaneously upon the cancellation Borrower as landlord enters into a new Lease with a new tenant); (d) will not modify any such Lease where Borrower is the landlord to shorten the unexpired Lease term or decrease the amount of the rent and other charges payable by the tenant thereunder; (e) will not accept prepayments of any installments of rent to become due under any Leases in excess of one (1) month, except prepayments in the nature of security for the performance of the lessees' obligations thereunder; (f) will not in any other manner impair the value of the Mortgaged Property or the security of this Mortgage; (g) will observe and perform each and every term to be observed or performed by Borrower pursuant to the terms of any agreement or recorded instrument affecting or pertaining to the Mortgaged Property; (h) will not permit any Lease to be subordinated to any mortgage which is subordinate to this Mortgage; and (i) will not enter into any new Leases except those approved by Lender. Notwithstanding anything herein contained to the contrary, items (c), (d), (e), (h) and (i) above shall not be applicable if the Borrower leases to one or more unrelated third parties any portion of the Improvements which accounts for less than thirty-three percent (33%) of the gross square footage of the building(s) constructed thereon.

         23. Covenants and Restrictions on Mortgaged Property - Interests.

                  23.1. Borrower represents and warrants that to the best of Borrower's knowledge neither this Mortgage, the Mortgaged Property, nor the contemplated use of the Improvements, constitute a breach of, or a violation of, any covenants, conditions, easements or restrictions, whether of record or not, affecting or binding upon the Mortgaged Property, or alternatively that such breach or violation has been approved or waived by all parties required by law to so approve or waive such breach or violation. Borrower covenants and agrees that it will take all action necessary to prevent any such breach or violation from hereafter occurring, and defend and indemnify Lender from any consequences of such a breach or violation.

                  23.2. Borrower shall at all times faithfully and timely perform or cause to be performed all of the terms, covenants and conditions on Borrower's part to be performed, which are contained in any restriction, agreement, easement, permit or other document affecting the Mortgaged Property. Borrower covenants and agrees that it will not waive or modify any of the material terms of any of the restrictions, agreements, easements, permits or other instruments, or the rights or easements created thereby, or cancel or surrender same, or release or discharge any party thereunder or person bound thereby of or from terms, covenants or conditions thereof, or permit the release or discharge of any party thereunder, without the prior written consent of Lender. Borrower shall take all necessary action to enforce the performance of all of the obligations of the other parties to, and the person bound by such restrictions, agreements, easements, or permits, or other documents.

                  23.3. Borrower will promptly send to Lender copies of all notices, advises, demands, requests, consents, statements, approvals, disapprovals, authorizations, determinations, satisfactions, waivers, designations, refusals, confirmations and denials which it shall give or receive under any of the aforesaid agreements, easements, permits and other documents.

                  23.4. Borrower shall give prompt written notice to Lender of
(i) any action or proceeding instituted by or against Borrower in any court or by any Governmental Authority, or of any such proceedings threatened against Borrower which might result in a judgment or judgments, and (ii) any other action, event or condition of any nature known to Borrower or of which it should have knowledge which constitutes an Event of Default, or a default of Borrower under any contract instrument or agreement to which Borrower is a party or by which Borrower or any of its properties or assets may be bound or to which any may be subject, which actions, proceedings, events, conditions or default might have a material adverse effect upon the business, operations, properties, assets or conditions (financial or otherwise), of Borrower.

         24. Financial Covenants.

                  24.1 As soon as available and in any event within ninety (90) days after the end of each fiscal year of Borrower and Guarantor, Borrower shall provide to Lender a consolidated audited financial statement and consolidating unaudited financial statement, all prepared in conformity with generally accepted accounting principles consistently applied. The audited financial statements shall be prepared by a nationally recognized independent public accounting firm selected by Borrower but reasonably acceptable to Lender together with a certificate of such accounting firm stating that in the course of the regular audit of the business of Borrower said firm obtained no knowledge that an Event of Default or an event which, with the giving of notice or lapse of time or both, would constitute an Event of Default under this Mortgage or any other Loan Document, has occurred and is continuing or if, in the opinion of such firm, an Event of Default or an event which, with the giving of notice or lapse of time or both, would constitute an Event of Default under this Mortgage or any other Loan Document has occurred and is continuing, a statement as to the nature thereof.

                  24.2 As soon as available and in any event within forty-five
(45) days after the end of each fiscal quarter, an unaudited consolidated financial statement as of the end of such fiscal quarter certified as to accuracy and completeness by the Chief Financial Officer of Borrower and Guarantor and accompanied by a certificate of the Chief Financial Officer stating that he or she has no knowledge that an Event of Default or an event which, with the giving of notice or lapse of time or both, would constitute an Event of Default under this Mortgage or any other Loan Documents has occurred and is continuing.

                  24.3 Together with each quarterly financial statement and certificate under Subsection 24.2, Borrower shall also provide to Lender a financial covenant compliance certificate (evidencing Guarantor's compliance with the financial covenants set forth in Sections 24.6, 24.7 and 24.8, which shall include supporting evidence of the computation establishing compliance), and a Performance Based Pricing Grid calculation in form and content satisfactory to Lender.

                  24.4 Borrower shall keep and maintain at all times at Borrower's address set forth herein, or such other place as Lender may approve in writing, complete and accurate books of accounts and records, in accordance with generally accepted accounting principles, consistently applied, adequate to reflect correctly the results of the operation of the Project and copies of all written contracts, budgets, change orders, leases and other instruments which affect the Project. Such books, records, contracts, budgets, change orders, leases and other instruments shall be subject to examination and inspection at any reasonable time by Lender.

                  24.5 In the event that Borrower leases to one or more unrelated third parties any portion of the Improvements which equals or exceeds thirty-three percent (33%) of the gross square footage of the building, then Borrower shall furnish to Lender, at any time within fifteen (15) days of Lender's request and demand for same, information, satisfactory Lender in form and content, regarding rental income and expenses related to leasing to any such unrelated third party, a rent roll, tenant roster and any other information reasonably requested by Lender.

                  24.6 Borrower shall cause Guarantor to maintain, on a quarterly basis, a minimum Tangible Net Worth greater than or equal to Guarantor's Tangible Net Worth as of September 30, 1999, with annual increases to Guarantor's Tangible Net Worth equal to fifty percent (50%) of Guarantor's net income for each succeeding fiscal year end during the term of the Loan. As used herein, "Tangible Net Worth" means the aggregate amount of assets shown on the balance sheet of Guarantor at any particular date (but excluding from such assets capitalized, organization and development costs, capitalized interest, debt discount and expense, goodwill, patents, trademarks, copyrights, franchises, licenses, amounts due from officers, employees, directors, stockholders and affiliates, and such other assets as are properly classified "intangible assets" under generally accepted accounting principles) less liabilities at such date, all computed in accordance with generally accepted accounting principles applied on a consistent basis.

                  24.7 Borrower shall cause Guarantor to maintain, on a quarterly basis, beginning on March 31, 2000, for Guarantor's previous four (4) fiscal quarters taken as a whole, a Fixed Charge Coverage Ratio of not less than 1.3:1 during the term of the Loan. "Fixed Charge Coverage Ratio" means the ratio of (a) Guarantor's net income before income tax, interest expense and lease expense, to (b) Guarantor's interest expense, lease expense and current maturities of long term debt.

                  24.8 Borrower shall cause Guarantor to maintain, on a quarterly basis, a ratio of funded debt to EBITDA, not greater than 3.0:1 computed on a four (4) quarter rolling basis during the term of the Loan. "Funded Debt Ratio" means the ratio of (a) Guarantor's long term liabilities (including, without limitation, notes payable, mortgage payable and capital lease obligations), to (b) Guarantor's EBITDA.

         25. Negative Covenant.

                  25.1 Borrower shall not cause, permit or allow to remain any lien or encumbrance (other than in favor of Lender) upon the Property for more than ten (10) days after it has become effective or filed, whichever is sooner.

         26. Conditions Precedent to Advance of Loan Funds. As conditions precedent to the making of the advance of Loan fund evidenced by the Note, Borrower shall satisfy to Lender's satisfaction the following conditions precedent:

         (a) The Loan Documents, each in form and substance satisfactory to Lender, shall have been executed and delivered to Lender and recorded in the Public Records of the county wherein the Property is located.

         (b) The title insurer shall have issued to Lender a title insurance policy without any exception from coverage except for those certain permitted encumbrances as described in that certain mortgagee policy of title insurance delivered by Borrower to Lender in connection herewith in form approved by Lender.

         (c) Lender shall have received two (2) complete sets of original as-built plans for the Recent Improvements.

         (d) Lender shall have received two (2) copies of an as-built survey meeting Lender's requirements executed and sealed by the surveyor who prepared the survey.

         (e) Lender shall have received two (2) copies of Lender's standard surveyors report completed, executed and sealed by the surveyor who prepared the survey, which report shall contain no matters unsatisfactory to Lender.

         (f) Lender shall have received a legal opinion from Borrower's and Guarantor's counsel opining that (i) each of Borrower and Guarantor is duly organized, validly existing and in good standing under the laws of the State of Florida, is duly authorized to enter into the Loan transaction and the Loan transaction will not conflict with or result in a violation of its partnership agreement, articles of incorporation or other documents pursuant to which it was created and exists or by which it is governed; (ii) no approval, authorization or other action by, or filing with, any governmental authority is required in connection with the execution of the Loan Documents by Borrower or Guarantor;
(iii) the Loan Documents have been duly executed and delivered by Borrower and Guarantor and are valid and binding obligations of such parties enforceable against them in accordance with their respective terms; (iv) to the best of such counsel's knowledge, after due and reasonable inquiry, the execution and delivery of the Loan Documents will not conflict with or result in a violation of any agreement, contract, instrument, order, judgment, etc., applicable to the parties, the Property or the Project; (v) to the best of such counsel's knowledge, after due and reasonable inquiry, there are no material legal or administrative proceedings (other than those disclosed in financial statements) pending or threatened against Borrower, Guarantor or the Project (or any part thereof) that would not substantially impact Borrower's or Guarantor's ability to conduct their respective business or meet their respective obligations under the Loan Documents, and Borrower and Guarantor are not in default with respect to any order, writ, judgment, etc., of any Governmental Authority; and (vi) the Loan is not usurious or otherwise illegal in any respect under the laws of the State of Florida or the laws of the United States.

         (g) Borrower shall have procured policies of insurance acceptable to Lender in accordance with this Mortgage.

         (h) Lender shall have received a copy of the final certificate of use and occupancy for the Recent Improvements.

         (i) Lender shall have received evidence satisfactory to Lender that Borrower and Controlled Persons or Entities have invested not less than $11,471,592.00 into the Project, and that said investment in the Project is free of any and all liens. As used herein, "Controlled Person or Entity" means any solvent firm, partnership, corporation or individual that controls, is controlled by, or is under common control with Borrower. A person or entity shall not be deemed in control of another person or entity unless such controlling person or entity controls in excess of fifty percent (50%) of the voting rights of (or, if a partnership or other unincorporated entity, in excess of fifty percent (50%) of the interest in) the controlled person or entity.

         (j) Lender shall have received such further documents and opinions as Lender may reasonably request.

         (k) There shall not have occurred a material adverse change in the financial condition of Borrower or Guarantor since the date of the last financial statements submitted to and approved by Lender, nor shall there be any pending or threatened material adverse litigation against Borrower or Guarantor. Lender shall, in its sole and absolute discretion, determine what constitutes a material adverse change in financial condition and material adverse litigation.

         (l) The Recent Improvements shall have been completed (including, but not limited to, all on-site and off-site improvements and all utilities) to the satisfaction of Lender and the following documents shall have been furnished to Lender (i) all required affidavits from the construction contractor and Borrower, (ii) final releases or waivers of all applicable contractors', mechanics' and materialmen's liens, (including, without limitation, the lien rights of the construction contractor) which releases or waivers must be acceptable to Lender and the title insurer, (iii) a certificate of occupancy for the Recent Improvements, any required approval by the Board of Fire Underwriters or its equivalent having jurisdiction over the Project, and any other approval required by any Governmental Authority to the extent that any such approval is a condition to the lawful use and occupancy of the Recent Improvements and the opening of same to the public.

         27. Bankruptcy: Assumption or Assignment.

                  27.1. The parties agree that Borrower has substantial duties of performance apart from its mere financial obligations under this Mortgage, the Note and other debt instruments or obligations which this Mortgage secures, and that parties other than the Borrower could not adequately and fully perform the covenants to be performed by Borrower in this Mortgage. The parties also agree that this Mortgage is an agreement for the making of loans and for the extending of debt financing or financial accommodations. No assumption of or assignment of this Mortgage shall be allowed in bankruptcy. Should an assumption or assignment of this Mortgage be permitted in violation of this covenant, the parties agree that Lender will not have adequate assurance of performance unless and until Lender is allowed access to adequate financial and other information to satisfy itself that the trustee in bankruptcy or proposed assignee is fully able to assume the financial and personal covenants of Borrower under this Mortgage, in full accordance with its terms and that sufficient collateral is pledged and sufficient bonds or letters of credit are posted by the trustee in bankruptcy or proposed assignee to guarantee performance of such obligations. The parties further agree that the definition of the term "adequate assurance" as set forth in Section 365(b)(3) of the U.S. Bankruptcy Code, as amended, shall be applicable directly or by analogy to any determination of adequate assurance in connection with this Mortgage.

                  27.2. In the event Borrower becomes a debtor in bankruptcy, the debtor in possession or trustee in bankruptcy shall not be permitted to use, sell or lease any of the Mortgaged Property, whether or not in the ordinary course of business, without providing adequate protection to Lender. The parties agree that the language in Section 365 of the U.S. Bankruptcy Code, as amended, shall be the exclusive definition of the term "adequate protection" in connection with any use, sale or lease of the Mortgaged Property. The cash payment referred to in that section shall mean the full payments required under the Note and all other indebtedness which this mortgage secures, plus payment representing the full replacement value of the Mortgaged Property used, sold or leased; the replacement liens referred to in that section shall mean liens on property, the actual market value of which is equal to or greater than the replacement cost of the Mortgaged Property used, sold or leased, and the term "indubitable equivalent" as used in that section shall mean protection afforded by either grants of administrative expense priority, grants to Lender of ownership interest of a continuing business surviving the bankruptcy, or grants to Lender of protected securities issued by a continuing business surviving the bankruptcy, which completely compensate Lender for the loss of the present value (computed at the then market rate of interest for commercial loans) of its interest in the Mortgaged Property. For purposes of computation, the value of the Mortgaged Property shall be the actual market cost of replacement real estate in approximately the same location and condition as the Mortgaged Property, and with similar improvements.

                  27.3. The parties agree that because of the extreme financial importance to Lender of this transaction, Lender will be irreparably harmed by any stay of its collection efforts or the exercise of its remedies under this Mortgage.

         28. Changes in Zoning. Borrower covenants not to initiate, join in, or consent to any change in any zoning ordinance, private restrictive covenants, or other public or private restriction changing, limiting or restricting the uses which may be made of the Mortgaged Property, without the prior written consent of Lender.

         29. Covenants to Run with Land. All covenants contained in this Mortgage shall run with the land until this Mortgage is released of record, and even after such release certain covenants specified herein (including without exception the provisions of Section 29 below) shall run with the land.

         30. Default and Remedies.

                  30.1. Each of the following occurrences shall be a default hereunder (an "Event of Default"):

                  (a) Failure of Borrower to make any payment of principal or interest on the Note when the same is due, whether at maturity or by acceleration or otherwise, or any other payment, charge or assessment due Lender from Borrower under the Note, this Mortgage or the other Loan Documents.

                  (b) Failure of Borrower to comply with any requirement or provision of Section 6 ("Taxes") or Section 7 ("Insurance") hereof.

                  (c) There occurs an event defined as an "Event of Default" in
Section 20 ("Sale of Mortgaged Property; Transfer of Interest in Borrower") hereof.

                  (d) Failure of Borrower, within fifteen (15) days after the date of a written notice from Lender of such failure, to promptly and completely observe and perform each and every other obligation, covenant and agreement contained in the Note, in this Mortgage or in any of the other Loan Documents or violates any negative covenant contained in the Loan Documents (excluding from this provision, however, the Events of Default described in any other subsection of this Section 27, if said cure periods are different than those as set forth in this sub-section). If the breach is intrinsically incapable of being cured within such time, then in such case the breach shall constitute an Event of Default only if Borrower does not (i) commence actions to cure the breach within fifteen (15) days after the date of Lender's notice; (ii) agree with Lender, in writing, as to an outside cure date for completion; and (iii) diligently pursue the cure to completion by such date.

                  (e) A trustee, receiver or liquidator of the Mortgaged Property or of Borrower is appointed by order of a court of competent jurisdiction and the appointment is not withdrawn or the party dismissed within thirty (30) days of the date of the appointment.

                  (f) The filing by any of the creditors of Borrower, of any general partner of Borrower (if Borrower is a partnership), or of any guarantor of any Indebtedness, of a petition in bankruptcy against Borrower or any general partner of Borrower (if Borrower is a partnership) or such guarantor, or for the reorganization of Borrower or any general partner of Borrower (if Borrower is a partnership) or such guarantor, pursuant to the federal Bankruptcy Code or any similar law, federal or state, and the same is not discharged within thirty (30) days after the date of filing thereof.

                  (g) Borrower or any general partner of Borrower (if Borrower is a partnership), joint venturer of Borrower (if Borrower is a joint venture), holder of any beneficial interests in Borrower (if Borrower is a trust), the holder(s) of an interest or interests in any class of stock of Borrower or any general partner thereof (if Borrower or any general partner thereof is a corporation) or any guarantor of any Indebtedness takes, authorizes or permits any of the following actions: (i) files a petition in bankruptcy or, for an arrangement, or for reorganization pursuant to the federal Bankruptcy Code or any similar law, federal or state; (ii) files a petition or answer consenting to, or acquiescing in, a reorganization, arrangement, adjustment, composition, liquidation, dissolution or similar relief, under any present or future statute, law or regulations, (iii) is adjudicated as a bankrupt; (iv) becomes insolvent, howsoever evidenced; (v) makes an assignment for the benefit of creditors; (vi) admits its inability to or fails to pay its debts generally as they become due; or (vii) consents to the appointment of a receiver or receivers of all or any part of its assets.

                  (h) Borrower, or any general partner thereof (if not a natural person or persons), is dissolved.

                  (i) Any majority or controlling interest (in terms of stock or voting rights) in Borrower or any general partner thereof or any guarantor of the Indebtedness is transferred or pledged, whether by one or a series of transactions (if Borrower or any general partner thereof is a corporation), or any general partner or joint venturer of Borrower transfers or pledges any of its partnership or joint venture interest in Borrower (if Borrower or any general partner thereof is a partnership or joint venture), or any holder of a beneficial interest of Borrower transfers or pledges any of its beneficial interest in Borrower (if Borrower is a trust).

                  (j) Any warranty, representation or statement made or furnished to Lender by or on behalf of Borrower or any Guarantor, including, but not limited to, statements made by Borrower or any Guarantor in any financial or credit statement or application for credit made prior to or contemporaneously with the Note, this Mortgage or any other Loan Document, proves to have been false in any material adverse respect when made or furnished.

                  (k) The granting or entry of a final judgment, order or decree for the payment of money against Borrowers in an amount equal to or greater than $500,000.00, either individually, or in the aggregate, and Borrower's failure to discharge the same or cause it to be discharged within ten (10) days after the date of a written notice from Lender.

                  (l) The occurrence of a default under any security or loan document evidencing or securing any junior financing of Borrower or encumbering the Mortgaged Property (whether or not Lender has given its consent to such financing).

                  (m) Borrower engages in any junior financing of the Mortgaged Property, or any subordinate lien is recorded against the Mortgaged Property.

                  (n) Borrower engages in any deliberate waste of the Mortgaged Property, or any portion thereof.

                  (o) A violation of any of the environmental covenants of Borrower hereunder, or under the other Loan Documents. The curing provisions above shall not be applicable to these covenants unless expressly agreed to by Lender in a separate writing.

                  (p) Borrower's execution of any management agreement affecting the Mortgaged Property not first approved by Lender, in writing.

                  (q) The filing of a notice limiting future advances, under
Section 697.04(1)(b), Florida Statutes, limiting future advances under this Mortgage.

                  (r) Any material adverse change in the financial condition of Borrower or any guarantor of the Indebtedness.

                  (s) The anticipatory repudiation by Borrower of the Loan or the respective obligations under any Loan Document, or any declaration or action by Borrower or its agents or officers or any of them of evidencing their intention not to perform any of their collective or individual obligations under any Loan Document as and when the same become due.

                  (t) Any value impairment of the collateral in the Lender's sole discretion. In the event this should occur, in addition to all other rights of the Lender, Lender may require that a new appraisal be provided to Lender at Borrower's sole expense.

                  (u) The failure of Borrower to comply with all requirements imposed by the Americans With Disabilities Act, (42 U.S.C. 12101 et seq.) and all amendments thereto (the "ADA"). The Borrower further agrees to indemnify, defend and hold the Lender harmless from and against any loss to the Lender, including without limitation, attorneys' fees incurred by Lender as a result of the Borrower's noncompliance with the ADA.

                  (v) If Guarantor shall fail to maintain a Tangible Net Worth, Fixed Charge Coverage Ratio or Funded Debt Ratio at the levels and within the ratios (as applicable) required under Section 24 and such failure is not cured within thirty (30) days after the reporting deadlines required of Borrower under
Section 24.

                  30.2. During any time an Event of Default exists, Borrower will pay to Lender the entire principal of the Note then outstanding, and all accrued and unpaid interest thereon, and any other amounts payable hereunder or under any of the Loan Documents, and also interest at the Default Rate on the then unpaid principal of the Note and on all amounts Borrower is required to pay pursuant to any provision of this Mortgage or any of the Loan Documents. In addition thereto, Borrower shall pay such further amounts as shall be sufficient to cover the reasonable costs and expenses of collection and enforcement of the Note, this Mortgage and the Loan Documents. In the event Borrower fails to pay such amounts, Lender shall be entitled and empowered, subject to the limitations, if any, set forth herein, to institute such action or proceedings at law or in equity as may be necessary or desirable to Lender for the collection of the amounts due, and may prosecute any such action or proceedings to judgment or final decree. Lender may enforce any such judgment or final decree against Borrower and collect, out of the property of Borrower wherever situated, as well as out of the Mortgaged Property in any manner provided by law, monies adjudged or decreed to be payable.

                  30.3. Lender shall be entitled to recover judgment against Borrower before, after or during any proceedings for the foreclosure of this Mortgage, and the right of Lender to recover such judgment shall not be affected by any entry or sale hereunder, or by the exercise of any other right, power or remedy for the enforcement of Lender's remedies under this Mortgage. In case of proceedings against Borrower in insolvency or bankruptcy, or any proceedings for Borrower's reorganization or involving the liquidation of Borrower's assets, then Lender shall be entitled to prove the whole amount of principal and interest due upon the Note and other Indebtedness to the full amount thereof, without deducting therefrom any proceeds obtained from the sale of the whole or any part of the Mortgaged Property. However, in no case shall Lender receive from the aggregate amount of the proceeds of the sale of the Mortgaged Property and the proceeds of any other actions a greater amount than the amount of the Indebtedness due from Borrower, including all principal, interest, reimbursements and other charges which constitute parts of the Indebtedness.

                  30.4. During all times during which an Event of Default exists, Lender shall have the following rights and remedies:

                  (a) Lender may declare the entire principal amount of the Note then outstanding, together with accrued and unpaid interest thereon, and all other items of Indebtedness hereunder, to be due and payable immediately, even if the same are not then due and payable.

                  (b) Regardless of whether Lender accelerates the Indebtedness as authorized above, Lender in person or by agent may (i) enter upon, take possession of, manage and operate the Mortgaged Property; (ii) make or enforce (or if the same be subject to modification or cancellation, modify or cancel) any or all of the Leases and Contracts (the capitalized terms as used in this Section shall have the same meanings as such terms are used in the Assignment of Leases, Rents and Profits recorded simultaneously herewith) upon such terms or conditions as

Lender deems proper; (iii) sign new Leases and Contracts in the name of Lender or Borrower, evict existing tenants, and fix or modify rents and payments under Contracts; (iv) make repairs and alterations and do any acts which Lender deems proper to protect the security hereof; and (v) without taking possession, in its own name or in the name of Borrower, sue for or otherwise collect and receive the Rents and Profits, including those past due and unpaid. During the time of Lender's actions as permitted herein, Lender shall collect the Rents and Profits of the Mortgaged Property and apply the same, less the costs and expenses of operation and collection (including reasonable attorneys' fees and expenses), to the Indebtedness, in such order as Lender may determine.

                  (c) Upon request of Lender, Borrower shall assemble and make available to Lender at the Mortgaged Property any of the personalty which has been removed from the Mortgaged Property. The entering upon and taking possession of the Mortgaged Property, the collection of any Rents and Profits, and the application of the same as provided herein, shall not operate to cure or waive any default previously or subsequently occurring, or affect any notice of default delivered by Lender hereunder, or invalidate any act done pursuant to any such notice.

                  (d) Notwithstanding possession of the Mortgaged Property by Lender or a receiver, and the collection, receipt and application of Rents and Profits as described above, Lender shall be entitled to exercise every right contained in this Mortgage or by law upon or after the occurrence of a default. Any of the actions described herein may be taken by Lender either in person or by agent, with or without bringing any action, and may be taken regardless of whether any notice or default or election to sell has been given hereunder, and without regard to the adequacy of the security for the Indebtedness.

                  (e) Lender shall be entitled to the appointment of a receiver by a court having jurisdiction, who shall be entitled without notice to take possession of and protect the Mortgaged Property, operate the same, collect the Rents and Profits therefrom, and otherwise exercise any rights or authority granted to Lender in this Mortgage or in the separate Assignment of Rents, Leases and Profits. Lender's right to the appointment of a receiver shall continue regardless of the value of the Mortgaged Property as security for the Indebtedness or the solvency of any person or corporation liable for the payment of such amount, and shall exist to the full extent provided by law. Notwithstanding the appointment of any receiver, liquidator or trustee for Borrower, or of any of its property, or of the Mortgaged Property, Lender shall be entitled to retain possession and control of all Mortgaged Property now or hereafter held under this Mortgage, including, but not limited to, the Rents and Profits.

                  (f) Lender may, at its option, bring an action in any court of competent jurisdiction to foreclose this instrument or to enforce any of the covenants and agreements hereof.

                  (g) All of the remedies of Lender hereunder or otherwise provided by law shall be concurrent and cumulative, and may be exercised together or independently. Expenses incurred by Lender, including reasonable attorneys' fees and expenses, shall be additions to the Indebtedness secured hereby. The rights and powers in this Section shall be irrevocable and shall continue after sale hereunder if Borrower continues to have any redemption rights with respect to the Mortgaged Property (to extent redemption rights are permitted hereunder).

                  (h) The failure of Lender to exercise its right to accelerate the maturity of the Indebtedness or to exercise any remedies hereunder in any one or more instances, or acceptance by Lender of partial payments, shall not constitute a waiver of any default or extend or affect the grace period, if any, provided herein. Lender shall continue to have all of its remedies as long as an Event of Default exists. Acceleration of maturity, once claimed hereunder by Lender, may, at the sole option of Lender, be rescinded by written acknowledgment to that effect to Borrower by Lender, but the tender and acceptance of partial payments alone shall not in any way effect or rescind such acceleration of maturity, nor extend or affect the grace period, if any.

                  (i) No recovery of any judgment by Lender and no levy of an execution under any judgment upon the Mortgaged Property shall affect, in any manner or to any extent, the lien of this Mortgage upon the Mortgaged Property, and any liens, rights, powers, and remedies of Lender shall continue unimpaired as before.

                  (j) In exercising the remedies herein described or taking of any of the actions which are authorized herein, Lender will be acting solely and exclusively as agent for Borrower in attempting to realize the maximum return from the Mortgaged Property and in attempting to obtain payment for Lender of the amounts which Lender is to receive pursuant to the Note. The parties acknowledge that in so doing, Lender will not be or be deemed to be an "owner" or "operator" of the Mortgaged Property under any environmental statute, law, regulation or ordinance, and will not be assuming any obligations of Borrower to fully comply with all such statutes, laws, regulations or ordinances, as more particularly described in this Mortgage. Borrower will specifically defend and indemnify Lender against any such liability, cost, loss, or expense.

         31. Waiver of Marshaling, Appraisement, Valuation, Stay, Extension, and Redemption Laws. Lender shall have the right to determine the order in which any or all of the Mortgaged Property shall be subjected to the remedies provided herein. Lender shall have the right to determine the order in which any or all portions of the Indebtedness secured hereby are satisfied from the proceeds realized upon the exercise of the remedies provided herein.

         32. Environmental Representations and Warranties of Borrower.

                  (a) Borrower represents and warrants to Lender that Borrower has undertaken an appropriate inquiry into the previous ownership and uses of the Mortgaged Property consistent with good commercial or customary practice in an effort to minimize liability with respect to any substances defined or classified or identified as "hazardous substances," "hazardous wastes," "hazardous materials," "toxic substances" or other contaminants or pollution under any applicable federal or state or local laws, ordinances, rules or regulations now or hereafter in effect ("Hazardous Substances"). Borrower represents and warrants that the Mortgaged Property is presently free from contamination by Hazardous Substances and that the Mortgaged Property and the activities conducted thereon do not pose any significant hazard to human health or the environment or violate any applicable federal, state or local laws, ordinances, rules or regulations pertaining to Hazardous Substances or industrial hygiene or environmental conditions ("Environmental Laws"). Borrower shall not cause or permit the Mortgaged Property to be used for the generation, handling, storage, transportation, disposal or release of any Hazardous Substances except as exempted or permitted under applicable Environmental Laws, and Borrower shall not cause or permit the Mortgaged Property or any activities conducted thereon to be in violation of any applicable Environmental Laws. Borrower agrees to indemnify Lender and hold Lender and its directors, officers, employees, successors and assigns harmless from and against any and all claims, losses, damages (including all foreseeable and unforeseeable consequential damages), liabilities, fines, penalties, charges, interest, administrative or judicial proceedings and orders, judgments, remedial action requirements, enforcement actions of any kind, and all costs and expenses incurred in connection therewith (including without limitation attorneys' fees and expenses), directly or indirectly resulting in whole or in part from the violation of any Environmental Laws applicable to the Mortgaged Property or any activity conducted thereon, or from any past, present or future use, generation, handling, storage, transportation, disposal or release of Hazardous Substances at or in connection with the Mortgaged Property, or any decontamination, detoxification, closure, cleanup or other remedial measures required with respect to the Mortgaged Property under any Environmental Laws. All sums paid and costs incurred by Lender with respect to the foregoing matters shall bear interest, shall be paid and shall be secured as provided in Section 14. This indemnity shall survive the full payment and performance of the Obligations and the satisfaction of this Mortgage, and it shall inure to the benefit of any transferee of title to the Mortgaged Property through foreclosure of this Mortgage or through deed in lieu of foreclosure.

         33. Merger. There shall be no merger of this Mortgage or any other document securing the Note with the fee estate of the Property by reason of the fact that the same party may hold or acquire, directly or indirectly, the Note, this Mortgage or any other document securing the Note and at the same time be the owner of the fee estate of the Mortgaged Property or thereafter acquire the fee estate of the Property, or by reason of the fact that the same party may hold or acquire, directly or indirectly, the fee estate of the Property and at the same time be the owner and holder of the Note, this Mortgage or any other instruments securing the Note or thereafter acquire the Note, this Mortgage or any other instrument securing the Note.

         34. Delay or Omission - No Waiver. No delay or omission of the Lender or of any holder of the Note to exercise any right, power or remedy accruing upon any default shall exhaust or impair any such right, power or remedy or shall be construed to be a waiver of any such default, or acquiescence therein; and every right, power and remedy given by this Mortgage to the Lender may be exercised from time to time and as often as may be deemed expedient by the Lender.

                  If the Lender (i) grants forbearance or an extension of time for the payment of any sums secured hereby; (ii) takes other or additional security for the payment thereof; (iii) waives or does not exercise any right granted herein or in the Note; (iv) releases any part of the Mortgaged Property from the lien of the Mortgage or otherwise changes any of the terms of the Note or this Mortgage; (v) consents to the filing of any map, plat or replat thereof;
(vi) consents to the granting of any easement thereon; or (vii) makes or consents to any agreement subordinating the lien or charge of this Mortgage, any such act or omission shall not release, discharge, modify, change or affect the obligations under the Note, this Mortgage or otherwise of the Borrower or any subsequent purchaser of the Mortgaged Property or any part thereof, or any maker, co-signer or guarantor; nor shall any such act or omission preclude the Lender from exercising any right, power or privilege herein granted or intended to be granted in the event of any other default then made or of any subsequent default, except as otherwise expressly provided in an instrument or instruments executed thereby. In the event of any sale or transfer by operation of law or otherwise of all or any part of the Mortgaged Property, the Lender, without notice to any person or corporation, is hereby authorized and empowered to deal with any such vendee or transferee with reference to the Mortgaged Property or the terms or conditions hereof, as fully and to the same extent as it might deal with the original parties hereto and without in any way releasing or discharging any of the liabilities or undertakings hereunder.

         35. Offsets. No Indebtedness secured by this Mortgage shall be deemed to have been offset or compensated by all or any part of any claim, cause of action, counterclaim or part of any claim, cause of action, counterclaim or cross-claim, whether liquidated or unliquidated, which Borrower now or hereafter may have or may claim to have against Lender; and, in respect of the Indebtedness now or hereafter secured hereby, Borrower waives to the full extent permitted by law the benefits of any applicable law, regulation or procedure which substantially provides that where cross-demands for money have existed between persons at any point in time when neither demand was barred by the applicable statute of limitations, and an action is thereafter commenced by one such person, the other person may assert in his answer the defense of payment in that the two (2) demands are compensated so far as they equal each other, notwithstanding that an independent action asserting his claim would at the time of filing his answer be barred by the applicable statute of limitations.

         36. Discontinuance of Proceedings - Position of Parties Restored. In case the Lender shall have proceeded to enforce any right or remedy under this Mortgage by foreclosure, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Lender, then and in every such case the Borrower and the Lender shall be restored to their former positions and rights hereunder, and all rights, powers and remedies of the Lender shall continue as if no such proceeding has been taken.

         37. Loss of Note. In the event the Note is mutilated, destroyed, lost or stolen, Borrower shall deliver to Lender in substitution therefor a new promissory note containing the same terms and conditions as the Note, with a notation thereon of the unpaid principal and accrued but unpaid interest. Borrower shall be furnished with reasonably satisfactory evidence of the mutilation, destruction, loss or theft of the Note, and also such security of indemnity as may be reasonably requested by Borrower.

         38. WAIVER OF TRIAL BY JURY. BORROWER AND LENDER HEREBY IRREVOCABLY, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS MORTGAGE, AND ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF EITHER PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR LENDER EXTENDING CREDIT TO BORROWER. FURTHER, BORROWER HEREBY CERTIFIES THAT NO REPRESENTATIVE OR AGENT OF LENDER, NOR THE LENDER'S COUNSEL, HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT LENDER WOULD NOT, IN THE EVENT OF SUCH LITIGATION, SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL PROVISION.

         39. Management Agreement. The Mortgaged Property shall at all times be operated by Borrower, or a substitute professional management company selected by Borrower and acceptable to Lender pursuant to the terms of a management agreement in form and substance satisfactory to Lender. The management agreement must provide that at Lender's option, the agreement may be terminated immediately upon the occurrence of an Event of Default under the Mortgage, or Lender's acquisition of title to the Mortgaged Property whether by foreclosure, deed in lieu of foreclosure, or otherwise. All management agreements, fees and commissions payable to such management company, including, but not limited to, leasing commissions, shall be subordinated to the lien of this Mortgage.

         40. Further Assurances. Borrower, upon the reasonable request of Lender, will execute, acknowledge and deliver such further instruments and do such further acts as may be necessary, desirable or proper to carry out more effectively the purpose of the Loan Documents and to subject to the liens thereof any property intended by the terms thereof to be covered thereby, and any renewals, additions, substitutions, replacements or betterments thereto. Upon any failure by Borrower to execute and deliver such instruments, certificates and other documents on or before fifteen (15) days after receipt of written request therefor, Lender may make, execute and record any and all such instruments, certificates and Borrower irrevocably appoints Lender the agent and attorney-in-fact of Borrower to do so.

         41. Survival of Warranties and Covenants. All covenants, agreements, representations and warranties made in this Mortgage and the other Loan Documents shall be deemed to have been material and relied upon by Lender and shall survive the execution and delivery to Lender of the Loan Documents and the disbursement and advancement of funds thereunder. The execution by Lender of any satisfaction of Mortgage releasing and canceling this Mortgage of record or any assignment of the Mortgage shall not be deemed to release Borrower from its covenants, agreements, representations, warranties and indemnities made in this Mortgage and the other Loan Documents, and such covenants, agreements, representations, warranties and indemnities shall survive same. This section shall survive the payment of the Indebtedness.

         42. Tax and Insurance Escrow. Upon the occurrence of an Event of Default or any event or condition shall exist which, but for notice or the passage of time, or both, may result in an Event of Default at the sole option of Lender in order to more fully protect the security of this Mortgage, on written notice to Borrower, Borrower shall pay to Lender, on each of the monthly due dates of interest payments or principal and interest payments, as set forth in the Note, an amount equal to one-twelfth of the annual (i) taxes and (ii) insurance premiums for such insurance as is required hereunder. Borrower shall also pay into such account such additional amounts, to be determined by Lender from time to time, as will provide a sufficient fund at least thirty (30) days prior to the due dates of the next installment of such taxes and insurance premiums, for payment of such taxes and insurance premiums so as to realize the maximum discounts permitted by law. Amounts held hereunder by Lender shall be non-interest bearing and may be commingled with Lender's other funds. Upon assignment of this Mortgage, Lender shall have the right to pay over the balance of such amounts then in its possession to the assignee and Lender shall thereupon be completely released from all liability with respect to such amounts. Upon full payment of the Indebtedness, or, at the election of Lender at any prior time, the balance of such amounts shall be paid over to Borrower and no other party shall have any right or claim thereto. Amounts held by Lender pursuant to this Section 39 may be used by Lender in sufficient time to allow Lender to satisfy Borrower's obligations under the Loan Documents to pay taxes and required insurance premiums, within the maximum discount period, where applicable and shall not bear interest.

         43. Intentionally Deleted.

         44. No Representations by Lender. By accepting or approving anything required to be observed, performed or fulfilled or to be given to Lender, pursuant to the Loan Documents, including (but not limited to) any officer's certificate, survey, appraisal or insurance policy, Lender shall not be deemed to have warranted or represented the sufficiency, legality, effectiveness or legal effect of the same, or of any term, provision or condition thereof, and such acceptance or approval thereof shall not be or constitute any warranty or representation with respect thereto by Lender.

         45. Borrower-Lender Relationship. Borrower acknowledges and agrees that the relationship created by the loan evidenced by the Note, Mortgage and the other Loan Documents is that of lender-borrower, creditor-debtor and mortgagee-mortgagor, and the parties do not intend any partnership, joint venture, trustee-beneficiary or other similar relationship to exist or be created between Borrower and Lender.

         46. Release of Lender. Borrower acknowledges that it is executing the Note, this Mortgage and each of the Loan Documents of its own voluntary act, free from duress and undue influence. Borrower hereby releases Lender and its employees, agents, and counsel from any claims that it may have (arising prior to the execution of this Mortgage, the Note and the Loan Documents) against Lender, its employees, its agents and counsel for the acts of any of the foregoing parties in connection with the loan evidenced by the Note and secured by the Mortgage and the Loan Documents (except for claims directly resulting from the gross negligence and willful misconduct of Lender).

         47. Indemnification. Without limiting any of the other provisions contained in this Mortgage, the Note or the Loan Documents, Borrower agrees to indemnify and hold Lender harmless against and with respect to any and all liability, deficiency, damage, cost or expense resulting from any misrepresentation, material omission, breach of warranty or representation, or the non-fulfillment of any covenants or agreement on the part of Borrower under or relating to this Mortgage, the Note or the other Loan Documents, and any and all actions, suits, proceedings, demands, assessments, judgments, costs, legal and accounting fees or other expenses incident to the foregoing indemnification of the Borrower pursuant to this subsection. This section shall survive the repayment of a Loan.

         48. Homestead. The subject Property is not the residence or homestead of the Borrower and does not constitute their homestead.

         49. Intentionally Deleted.

         50. Intentionally Deleted.

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

         51. Representations and Warranties. The Borrower represents and warrants to the Lender:

                  (a) the proceeds of the Loan are not being used to purchase or carry any "margin stock" within the meaning of Regulation "G", "U", or "T" of the Board of Governors of the Federal Reserve System, nor to extend credit to others for that purpose.

                  (b) the extension of credit secured by this Mortgage is exempt from the provisions of the Federal Consumers Credit Protection Act (Truth-in-Lending Act) (the "Act") and Regulation "Z" of the Board of Governors of the Federal Reserve System (the "Regulation"), because Borrower is a person fully excluded from the Act and the Regulation, and/or because said extension of credit is only for business or commercial purposes of Borrower and the proceeds of the Loan are not being used for personal, family, household or agricultural purposes. Borrower acknowledges and agrees that the Lender is relying on the representations and warranties in this Mortgage and all other Loan Documents as a precondition to making the Loan, and that all such representations and warranties shall survive the closing of the Loan and any bankruptcy proceedings.

                  (c) To the best of Borrower's knowledge and after reasonable customary investigation, the Property and the Recent Improvements comply with all applicable covenants, conditions and restrictions affecting the Property or any portion thereof, and comply with all applicable Governmental Requirements. As used herein, "Governmental Requirement" means any law (including without limitation OSHA, EPA, ERISA and ADA), statute, code, ordinance, order, rule, regulation, judgment, decree, writ, injunction, franchise, permit, certificate, license, authorization, or other direction or requirement now existing or hereafter enacted, adopted, promulgated, entered, or issued applicable to the Project or Mortgagor by any federal, state, county, municipal or other government, governmental department, commission, board, bureau, court, agency or any instrumentality of any of them. The Borrower has obtained a final certificate of use and occupancy entitling it to occupy and use the Project for its intended purposes.

                  (d) To the best of Borrower's knowledge and after reasonable customary investigation, there is no (i) plan, study or effort by any by any federal, state, county, municipal or other government, governmental department, commission, board, bureau, court, agency or any instrumentality of any of them (the "Governmental Authority") or any non-governmental person or agency which may adversely affect the planned use of the Project, or (ii) any intended or proposed Governmental Requirement (including, but not limited to, zoning changes) which may adversely affect the current or planned use of the Project.

                  (e) No defect or condition of the Property or the soil or geology thereof exists which will impair the use, or the operation of the Project for its intended purpose.

                  (f) To the best of Borrower's knowledge and after reasonable customary investigation, a survey of the Property acceptable to Lender, and all plot plans and other documents heretofore furnished by Borrower to Lender with respect to the Property and Improvements are accurate and complete as of their respective dates. There are no encroachments onto the Property and no improvements on the Property encroach onto any adjoining property.

                  (g) Borrower is a Florida corporation, duly organized, validly existing and in good standing under the laws of Florida; has the power and authority to own its properties and to carry on its business as now being conducted; is in compliance with all Governmental Requirements; and has not amended or modified its corporate charter, by-laws, or articles of incorporation, except as previously disclosed in writing to Lender prior to the execution hereof.

                  (h) The execution, delivery and performance by Borrower of the Loan Documents on its part heretofore executed and delivered and to be executed, delivered and performed, are within its powers and purposes; have been duly authorized by all requisite action of Borrower; do not require the approval of any Governmental Authority; and will not violate any Governmental Requirement, Borrower's articles of incorporation or any indenture, agreement or other instrument to which it is a party or by which it or any of its property is bound; or be in conflict with, result in a breach of or constitute (with due notice or lapse of time, or both) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any lien charge or encumbrance of any nature whatsoever upon any of its property or assets, except as contemplated by the provisions of the Loan Documents; and the Loan Documents heretofore executed and delivered and to be executed and delivered by it, constitute the legal, valid and binding obligations of Borrower enforceable in accordance with their respective terms.

                  (i) There is no action, suit, proceeding, or investigation now pending (or to the best of Borrower's knowledge, threatened) against, involving or affecting Borrower or the Project at law, in equity or before any Governmental Authority that if adversely determined as to Borrower or the Project, would result in a material adverse change in its business or financial condition or its operation and ownership of any of its properties nor, to the best of Borrower's knowledge, is there any basis for such action, suit, proceeding or investigation.

                  (j) Borrower acknowledges that Lender has relied upon Borrower's representations, has made no independent investigation of the truth thereof and is not charged with any knowledge contrary thereto that may be received by an examination of the public records wherein the Property is located or that may have been received by any officer, director, agent, employee, or shareholder of Lender.

         52. Miscellaneous.

                  52.1. In the event of a conflict between the terms, covenants and conditions of this Mortgage and those of any other Loan Document, the terms, covenants and conditions of the document which shall enlarge the interest of Lender in the Mortgaged Property, afford the Lender greater financial security in the Mortgaged Property and/or assure payment of the Indebtedness in full, shall control.

                  52.2. Any and all of the rights and obligations of Lender under the Loan Documents may be assigned by Lender to another institutional lender, including, but not limited to, a related affiliate corporation of Lender. In such event, Borrower agrees to attorn to such assignee and to execute such consents thereto and other documentation as may reasonably be required to facilitate such assignment, provided such consents and documentation do not add to the obligations of Borrower. Lender shall also have the right to participate the Loan with other institutional lenders, including, but not limited to, related affiliate corporations of Lender.

                  52.3. The Loan Documents contain the entire agreement between the parties hereto and there are no promises, agreements, conditions, undertakings, warranties and representations, whether written or oral, express or implied, between the parties hereto other than as set forth in the Loan Documents.

                  52.4. The headings and captions of various paragraphs of this Mortgage are for convenience only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

                  52.5. An accounting term not otherwise defined shall have the meaning assigned to it in accordance with generally accepted accounting principals.

                  52.6. In the event any one or more of the provisions contained in this Mortgage or in the Note or in the Loan Documents shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Mortgage or Note or other Loan Document, but this Mortgage or Note or other Loan Document shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein or therein.

                  52.7. This Mortgage and the rights of enforcement hereunder shall, without regard to the place of contract or payment, be construed and enforced according to the laws of the State of Florida.

                  52.8. Time is of the essence of this Mortgage, and the waiver of the options or obligations secured hereby shall not at any time thereafter be held to be an abandonment of such rights. Notice of the exercise of any option granted to Lender herein, or in the Note, is not required to be given, except as otherwise provided herein.

                  52.9. The covenants herein contained are joint and several and shall bind, and the benefits and advantages thereof shall also inure to the benefit of, the respective heirs, successors and assigns of the parties.

                  52.10. Whenever used, the singular number shall include the plural, the plural the singular and the use of any gender shall include all genders.

                  52.11. All references to monies in this Mortgage shall be deemed to mean lawful monies of the United States of America.

         NOW, THEREFORE, if the Note and the interest thereon and the Indebtedness be paid when due and the said agreements be faithfully performed as aforesaid, then these presents shall cease and be void and the Mortgaged Property shall be released at the cost of Borrower.

         IN WITNESS WHEREOF, Borrower has executed this Mortgage or caused this Mortgage to be executed by its duly authorized representatives the day and year first above written.

                                         BORROWER:

                                         POST, BUCKLEY, SCHUH & JERNIGAN, INC.,
                                         a Florida corporation


                                         By:
---------------------------------           ---------------------------------
Witness Signature                        Name: Richard A. Wickett
Print:                                   Title: Senior Executive Vice President
      ---------------------------
                                                     [CORPORATE SEAL]


---------------------------------
Witness Signature
Print:
      ---------------------------


STATE OF FLORIDA                    )
                                    ) ss:
COUNTY OF MIAMI-DADE                )

         The foregoing instrument was acknowledged before me this 19th day of March, 2001, by Richard A. Wickett, as Senior Executive Vice President of Post, Buckley, Schuh & Jernigan, Inc., a Florida corporation, on behalf of the corporation. He is personally known to me; or has produced _____________________ as identification.


                                         ---------------------------------------
                                         NOTARY PUBLIC, STATE OF FLORIDA
                                         Print Name:
                                         Commission Number:

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